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                                                                      Exhibit 21

                    Subsidiaries of MCM Capital Group, Inc.

       Subsidiary                                       State of Incorporation
       ----------                                       ----------------------
Midland Credit Management, Inc.                             Kansas
Midland Receivables 98-1 Corporation                        Delaware
Midland Funding 98-A Corporation                            Delaware
Midland Receivables 99-1 Corporation                        Delaware